UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	May 18, 2022

Commission File Number	Exact Name of Each Registrant as specified in its charter; State of Incorporation; Address; and Telephone Number			IRS Employer Identification No.
1-8962	PINNACLE WEST CAPITAL CORPORATION			86-0512431
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
	Phoenix	Arizona	85072-3999
	(602)	250-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PNW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 18, 2022, at the Annual Meeting of Shareholders of the Company, the following items set forth in our Proxy Statement were voted upon:

Item 1.

The nominees listed below were elected directors with the respective votes set forth opposite their names:

	FOR	WITHHELD	BROKER NON-VOTE
Glynis A. Bryan	90,825,932	1,736,034	8,808,295
Gonzalo A. de la Melena, Jr.	91,870,744	691,222	8,808,295
Richard P. Fox	82,612,714	9,949,252	8,808,295
Jeffrey B. Guldner	87,288,588	5,273,378	8,808,295
Dale E. Klein, Ph.D.	88,024,895	4,537,071	8,808,295
Kathryn L. Munro	83,510,097	9,051,869	8,808,295
Bruce J. Nordstrom	85,405,258	7,156,708	8,808,295
Paula J. Sims	90,467,752	2,094,214	8,808,295
William H. Spence	91,907,160	654,806	8,808,295
James E. Trevathan, Jr.	91,678,316	883,650	8,808,295
David P. Wagener	90,564,148	1,997,818	8,808,295

Item 2.

The advisory resolution to approve executive compensation, as disclosed in the Proxy Statement, was approved, with the following votes cast:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
88,020,803	4,181,220	359,943	8,808,295

Item 3. The appointment of Deloitte & Touche LLP as independent accountant for the year ending December 31, 2022 was ratified, with the following votes cast:

FOR	AGAINST	ABSTAIN
90,888,123	10,305,744	176,394

Item 4. A vote on a shareholder proposal asking the Company to amend its governing documents to reduce the ownership threshold to 10% to call a special shareholder meeting, if properly presented at the meeting, was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
32,622,851	59,597,150	341,965	8,808,295

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION
(Registrant)

Dated:May 24, 2022	By: /s/ Robert E. Smith
Robert E. Smith
Executive Vice President, General Counsel and
Chief Development Officer